EXHIBIT 10.71

                        LAURUS MASTER FUND, LTD.
                      825 Third Avenue, 14th Floor
                        New York, New York 10022

                                        June 23, 2004


Host America Corporation
2 Broadway
Hamden, CT 06518
Attn:  Dave Murphy


     Re:  Restricted Account: Account Number 2704051727,
     Account Name: Host America Corporation, maintained at North Fork Bank (the "Restricted Account").


     Reference is made to (i) that certain Securities Purchase Agreement, dated as of June 23, 2004 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between Host America Corporation, a Colorado corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") and (ii) that certain Restricted Account Agreement, dated as of June 23, 2004 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, Laurus and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to the Section 3.2 of the Purchase Agreement, the Company is required to place $4,000,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchaser shall have any obligations outstanding under the Term B Note and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Company's obligations to the Purchaser.

          The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that, so long as no Event of Default (as defined in each of the Term Note A and the Term Note
B) has occurred and is continuing beyond any applicable grace period, at such time as (x) the Registration Statement (as defined in the Registration Rights Agreement) related to each of the Term Note A, Term Note B and the Warrant has been declared effective by the Securities and Exchange Commission, (y) the Company or any Subsidiary thereof delivers to the Purchaser a customer contract and/or purchase order (in each case, a "Customer Contract/Purchase Order") executed by a customer of the Company and/or such Subsidiary, as the case may be, obligating such customer to purchase from the Company and/or such Subsidiary circuit board units, control boxes and/or other products to be manufactured by the Company and/or such Subsidiary (each such product, a "Unit"), which Customer Contract/Purchase Order shall, in each case, be in form and substance reasonably satisfactory to the Purchaser and (z) the Company and/or the applicable Subsidiary thereof shall have provided to the Purchaser calculations of the gross revenue (in each case, a "Gross Revenue Calculation") to be earned by the Company and/or the applicable Subsidiary thereof in connection with the respective Customer Contract/Purchase Order (which Gross Revenue Calculations shall in each case be reasonably satisfactory to (and in sufficient detail for) the Purchaser), then the Purchaser shall be obligated to direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds contained in the Restricted Account equal to the lesser of (x) 50% of the respective Gross Revenue Calculation and (y) the amount of funds contained in the Restricted Account at such time, to such bank account as the Company may direct the Purchaser in writing. Notwithstanding the foregoing, in no event shall the Purchaser be required to release funds from the Restricted Account relating the Customer Contracts/Purchase Orders which exceed 1,000 Units in the aggregate. In addition, when (and not until) the Amortizing Principal Amount (as defined in the Term Note B) at such time has been reduced (through conversions or otherwise) to $0, promptly following any conversion of a Monthly Principal Amount (as defined in the Term Note B) or such other Principal Amounts into Common Stock of the Company (such event, a "Conversion"), the Purchaser shall be obligated to direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to the corresponding dollar amount by which the Principal Amount of the Term B Note has been reduced pursuant to such a Conversion from the Restricted Account to such bank account as the Company may direct the Purchaser in writing.

          Furthermore, the Company may request that the Purchaser direct the Bank to release all or any portion of the amounts contained in the Restricted Account (A) following (or in connection with) the consummation of any acquisition (other than a Disclosed Acquisition) by the Company or any of its Subsidiaries and/or (B) in connection with the Company's
product development and promotion strategies.   Such a release referred
to in the immediately preceding sentence shall be subject (in all respects) to (x) the Company's and/or the relevant Subsidiary's compliance with Section 6.12(f) of the Purchase Agreement and (y) the Purchaser's evaluation of all factors that it considers (in its sole discretion) relevant at the time of such requested release, including its determination (i) of the relative benefit of such acquisition to the Company and its Subsidiaries and (ii) of the overall performance (financial or otherwise) of the Company and its Subsidiaries at such time. The Purchaser shall not be under any obligation to release any amount pursuant to this paragraph and the release of such amounts shall be in the Purchaser's sole and absolute discretion.

          This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

     If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

                                   Signed,

                                   LAURUS MASTER FUND, LTD.


                                   By:    /s/ David Grin
                                      ---------------------------
                                   Name:   David Grin
                                           ----------------------
                                   Title:  Managing Partner
                                           ----------------------


Agreed and Accepted this 23rd day of June, 2004.

HOST AMERICA CORPORATION

By:   /s/ David Murphy
   ------------------------
Name:   David Murphy
        -------------------
Title:  CFO
        -------------------